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Exhibit 99.2

                  Bank Contact:                      Agency Contact:
                  ANDREA MCGHEE                      DAVID GRANDEY
                  (408) 654-3078                     (408) 998-5433

July 24, 2000

          SILICON VALLEY BANCSHARES' STRATEGIC INVESTORS FUND COMPLETES
                          FIRST CLOSE ON $64.5 MILLION

     SANTA CLARA, CA -- Silicon Valley Bancshares, (Nasdaq: SIVB), parent company of Silicon Valley Bank, announced today that its SVB Strategic Investors Fund, L.P. (the "Fund") had its first close of $64.5 million on June 21, 2000. Subsequent to the closing, commitments had been made to Menlo Ventures, Redpoint Ventures, Sierra Ventures, and Weiss, Peck & Greer Venture Partners, along with seven additional commitments expected to be made by early September.

     The Fund is providing limited partners with a diversified portfolio of investments in some of the top performing venture funds in the country. This represents the first time Silicon Valley Bancshares has raised a fund with outside limited partners to make investments in venture capital funds. The Fund is expected to close on or before September 20, 2000, and in excess of its original target of $100 million.

     "This Fund draws on our unique position in the market as a strategic, value added financial services provider to the venture funds and their portfolio companies," said Harry Kellogg, Vice Chairman of the Board and Head of Strategic Initiatives for Silicon Valley Bank. "The Fund leverages the many relationships the Bank has built over our 17-year history to financially and strategically benefit both the Bank and its limited partners."

     This release includes "forward-looking statements" as that term is used in the securities laws. All statements regarding the Company's expected financial position, business and strategies are forward-looking statements. In addition, in this release the words "anticipates," "believes," "estimates," "seeks," "expects," "plans," "intends" and similar expressions, as they relate to the Company or its management, are intended to identify forward-looking statements. Although the Company believes that the expectations reflected in these forward-looking statements are reasonable, and has based these expectations on the Company's beliefs as well as assumptions it has made, such expectations may prove to be incorrect.

     For information with respect to factors that could cause actual results to differ from the expectations stated in the forward-looking statements, see the text under the caption "Risk Factors" included in Item 7 of our Report on Form 10-K dated March 17, 2000. The Company urges investors to consider these factors carefully in evaluating the forward-looking statements contained in this release. All subsequent written or oral forward-looking statements attributable to the Company or persons acting on the Company's behalf are expressly qualified in their entirety by these cautionary statements. The forward-looking statements included in this release are made only as of the date of this release. The Company does not intend, and undertakes no obligation, to update these forward-looking statements.

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     Silicon Valley Bank serves emerging growth and middle-market companies in targeted niches, focusing on the technology and life sciences industries, while also identifying and capitalizing on opportunities to serve companies in other industries whose financial services needs the Bank believes are underserved.

     The Bank operates offices throughout the Silicon Valley: Santa Clara, Palo Alto and Sand Hill, the center of the venture capital community in California. Other regional offices within California include: Irvine, Los Angeles, Napa Valley, San Diego, San Francisco, Santa Barbara, and Sonoma. Office locations outside of California include: Phoenix, Arizona; Boulder, Colorado; Atlanta, Georgia; Chicago, Illinois; Boston, Massachusetts; Minneapolis, Minnesota; Durham, North Carolina; Portland, Oregon; Philadelphia, Pennsylvania; Austin, Texas; Dallas, Texas; Northern Virginia; and Seattle, Washington.

                                     - End -


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